                   IndyMac INDX MORTGAGE LOAN TRUST 2006-AR31

                                FINAL TERM SHEET

                           [IndyMac BANK, F.S.B. LOGO]

                           $296,217,100 (APPROXIMATE)

                                IndyMac MBS, INC.
                                    DEPOSITOR

                              IndyMac BANK, F.S.B.
                          SPONSOR, SELLER AND SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JULY 25, 2006

                   IndyMac INDX MORTGAGE LOAN TRUST 2006-AR31

DISTRIBUTIONS ARE PAYABLE MONTHLY ON THE 25TH DAY OF EACH MONTH, BEGINNING
AUGUST 25, 2006

The issuing entity will issue certificates, including the following classes of certificates:

            INITIAL CLASS                              INITIAL CLASS
             CERTIFICATE    PASS-THROUGH                CERTIFICATE    PASS-THROUGH
CLASS         BALANCE(1)        RATE         CLASS       BALANCE(1)        RATE
---------   -------------   ------------   ---------   -------------   ------------

Class A-1    $100,000,000    Variable(2)   Class A-R     $      100     Variable(2)
Class A-2    $ 28,142,100    Variable(2)   Class B-1     $7,247,000     Variable(2)
Class A-3    $ 98,574,000    Variable(2)   Class B-2     $4,680,000     Variable(2)
Class A-4    $ 10,927,000    Variable(2)   Class B-3     $2,869,000     Variable(2)
Class A-5    $ 43,777,900    Variable(2)

----------
(1)  This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)  The pass-through rate for each class of certificates is calculated as described in this free writing prospectus under "Summary."

                                     SUMMARY

ISSUING ENTITY

IndyMac INDX Mortgage Loan Trust

2006-AR31, a common law trust formed under the laws of the State of New York.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue,
Pasadena, California 91101, and its telephone number is (800) 669-2300.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its
telephone number is (800) 669-2300.

TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville,
Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration IN06AV, and its telephone number is (714) 247-6000.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of September 1, 2006, among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For each mortgage loan, the later of September 1, 2006 and the origination date of that mortgage loan.

CLOSING DATE

On or about September 27, 2006.

THE MORTGAGE LOANS:

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. The mortgage rate on each mortgage loan is adjustable based on a specified index after a ten-year period during which the mortgage rate is fixed.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

                                        4

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

Aggregate Current Principal Balance                              $301,954,364.84
Geographic Concentrations in excess of 10%:
   California                                                             74.15%
Weighted Average Original LTV Ratio                                       67.39%
Weighted Average Mortgage Rate                                            6.510%
Range of Mortgage Rates                                         5.000% to 8.875%
Average Current Principal Balance                                       $443,728
Range of Current Principal Balances                        $67,425 to $2,850,000
Weighted Average Remaining Term to Maturity                           360 months
Weighted Average FICO Credit Score                                           716
Weighted Average Gross Margin                                             2.735%
Weighted Average Maximum Mortgage Rate                                   11.519%
Weighted Average Minimum Mortgage Rate                                    2.735%
Range of Months to Next Rate Adjustment Date                          112 to 121

                                        5

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                   INITIAL                                                                           INITIAL RATING
                              CLASS CERTIFICATE                               FINAL SCHEDULED      MODELED FINAL      (MOODY'S/S&P)
          CLASS               BALANCE AMOUNT(1)             TYPE             DISTRIBUTION DATE   DISTRIBUTION DATE         (2)
---------------------------   -----------------   ------------------------   -----------------   -----------------   --------------

OFFERED CERTIFICATES

A-1........................      $100,000,000           Senior/Super         November 25, 2036     September 2014        Aaa/AAA
                                                    Senior/Variable Rate
A-2........................      $ 28,142,100     Senior/Support/ Variable   November 25, 2036     September 2014        Aaa/AAA
                                                            Rate
A-3........................      $ 98,574,000           Senior/Super         November 25, 2036      January 2010         Aaa/AAA
                                                    Senior/Variable Rate
A-4........................      $ 10,927,000           Senior/Super         November 25, 2036      October 2010         Aaa/AAA
                                                    Senior/Variable Rate
A-5........................      $ 43,777,900           Senior/Super         November 25, 2036     September 2014        Aaa/AAA
                                                    Senior/Variable Rate
A-R........................      $        100       Senior/REMIC Residual    November 25, 2036      October 2006         Aaa/AAA
B-1........................      $  7,247,000           Subordinate/         November 25, 2036     September 2014        Aa2/AA
                                                        Variable Rate
B-2........................      $  4,680,000           Subordinate/         November 25, 2036     September 2014         A2/A
                                                        Variable Rate
B-3........................      $  2,869,000           Subordinate/         November 25, 2036     September 2014       Baa2/BBB
                                                        Variable Rate
NON-OFFERED CERTIFICATES(3)

Class P....................      $        100        Prepayment Charges              N/A                 N/A
Class B-4..................      $  3,623,000           Subordinate/         November 25, 2036     September 2014        N/R/BB
                                                        Variable Rate
Class B-5..................      $  1,208,000           Subordinate/         November 25, 2036     September 2014         N/R/B
                                                        Variable Rate
Class B-6..................      $    906,264           Subordinate/         November 25, 2036     September 2014          NR
                                                        Variable Rate

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)  The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill
     Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S").
     These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)  The Class P, Class B-4, Class B-5 and Class B-6 Certificates are not
     offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

                                        6

The certificates also will have the following characteristics:

                             INITIAL PASS-                                                 INTEREST ACCRUAL
         CLASS             THROUGH RATE(1)   PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
------------------------   ---------------   -----------------   -----------------------   ----------------

OFFERED CERTIFICATES
A-1.....................      6.126105%             (2)               calendar month           30/360(3)
A-2.....................      6.126105%             (2)               calendar month           30/360(3)
A-3.....................      6.126105%             (2)               calendar month           30/360(3)
A-4.....................      6.126105%             (2)               calendar month           30/360(3)
A-5.....................      6.126105%             (2)               calendar month           30/360(3)
A-R.....................      6.126105%             (2)               calendar month           30/360(3)
B-1.....................      6.126105%             (2)               calendar month           30/360(3)
B-2.....................      6.126105%             (2)               calendar month           30/360(3)
B-3.....................      6.126105%             (2)               calendar month           30/360(3)
NON-OFFERED CERTIFICATES
Class P.................         (4)                (4)                    N/A                     N/A
Class B-4...............      6.126105%             (2)               calendar month           30/360(3)
Class B-5...............      6.126105%             (2)               calendar month           30/360(3)
Class B-6...............      6.126105%             (2)               calendar month           30/360(3)

----------
(1)  Reflects the expected pass-through rate as of the closing date.

(2)  The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(3)  Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4)  The Class P Certificates will not accrue any interest.

                                        7

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

     DESIGNATION                       CLASS OF CERTIFICATES
---------------------   ---------------------------------------------------
Senior Certificates:    Class A-1, Class A-2, Class A-3, Class A-4, Class
                        A-5 and Class A-R Certificates

Subordinated            Class B-1, Class B-2, Class B-3, Class B-4, Class
   Certificates:        B-5 and Class B-6 Certificates

Super Senior            Class A-1, Class A-3, Class A-4 and Class A-5
   Certificates         Certificates

Support Certificates:   Class A-2 Certificates

Offered Certificates:   Senior Certificates, Class B-1, Class B-2 and Class
                        B-3 Certificates

RECORD DATE

The record date for any class of certificates is the last business day of the month immediately preceding the month of a distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$100,000 and multiples of $1,000 in excess thereof.

Class A-R Certificates:

$100.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for October 25, 2006.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive:

o    interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance immediately prior to that distribution date; and

o    any interest remaining unpaid from prior distribution dates; less

o    any net interest shortfalls allocated to that class for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of
0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amounts (which is interest due, but was not paid, on a prior distribution date) will be payable as and to the extent described in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be

                                        8

reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

     o    prepayments on the mortgage loans; and

     o    reductions in the mortgage rate on the mortgage loans due to
          Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all interest-bearing classes of certificates based on their respective interest entitlements, in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the classes of certificates in the order described below under "-- Priority of Distributions Among Certificates,"
interest will be distributed on each class of certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distribution on the certificates on any distribution date generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o    all scheduled installments of interest and principal due and received on the mortgage loans during the applicable period, together with any advances with respect to them;

o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o    net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o    subsequent recoveries with respect to mortgage loans;

o    partial or full prepayments with respect to mortgage loans collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer, and any compensating interest; and

o    any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o    the servicing fee and additional servicing compensation due to the servicer;

o    the trustee fee due to the trustee;

o    any lender paid mortgage insurance premiums;

o    amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

o    all prepayment charges (which are distributable only to the Class P
     Certificates); and

o    all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

                                        9

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to the
Mortgage Loans.

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

In general, on any distribution date, available funds will be distributed in the following order:

o    to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest distribution amounts;

o    to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o    to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1
     Certificates, in each case subject to the limitations set forth below; and

o    any remaining available amounts, to the Class A-R Certificates.

PRINCIPAL DISTRIBUTIONS

Generally, principal collections from the mortgage loans are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o    in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all classes of certificates and

o    in the case of principal prepayments on the mortgage loans, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

o    no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied and

o    if the subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test was not met.

Senior Certificates:

On each distribution date, the principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

     1) to the Class A-R Certificates until its class certificate balance is reduced to zero;

     2) concurrently,

          (x) 45.5339509134% to the Class A-1 and Class A-2 Certificates, pro
     rata, until their respective class certificate balances are reduced to zero; and

          (y) 54.4660490866% sequentially, to the Class A-3, Class A-4 and Class
     A-5 Certificates, in that order, until their respective class certificate balances are reduced to zero.

Principal Distributions--Subordinated Certificates; Applicable Credit Support
Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the class of subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on

                                       10

its class certificate balance; provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class or classes
(referred to as "restricted classes"), the restricted classes will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

REQUIRED REPURCHASES, SUBSTITUTIONS OR PURCHASES OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of subordinated certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the senior certificates. However, any realized losses on the mortgage loans that would otherwise be allocated to a super senior class of certificates will instead be allocated to the related support class of certificates until its class certificate balance is reduced to zero.

Additionally, as described above under "-- Principal Distributions," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of unscheduled payments of principal between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated
principal balance of the mortgage loans as of the cut-off date.

                                       11

TAX STATUS

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R
Certificate, will represent the regular interests in the Master REMIC. The Class
A-R Certificate will represent ownership of both the residual interest in the
Master REMIC and the residual interests in any underlying REMIC.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984
as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                       12

                                THE MORTGAGE POOL

                    MORTGAGE RATES FOR THE MORTGAGE LOANS(1)

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
RANGE OF                         MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
MORTGAGE RATES (%)                LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

4.501 - 5.000.................        5     $  1,452,827.84        0.48%      5.000%      726     $290,565.57     80.00%
5.001 - 5.500.................        6        1,860,649.52        0.62       5.396       747      310,108.25     70.70
5.501 - 6.000.................       78       30,774,234.12       10.19       5.901       733      394,541.46     64.53
6.001 - 6.500.................      338      158,914,533.59       52.63       6.383       719      470,161.34     65.33
6.501 - 7.000.................      194       89,549,782.13       29.66       6.781       708      461,596.82     69.74
7.001 - 7.500.................       41       14,266,212.64        4.72       7.278       692      347,956.41     75.30
7.501 - 8.000.................       15        3,490,525.00        1.16       7.758       699      232,701.67     79.24
8.001 - 8.500.................        3          699,200.00        0.23       8.382       728      233,066.67     88.03
8.501 - 9.000.................        2          946,400.00        0.31       8.812       647      473,200.00     80.00
                                    ---     ---------------      ------
   Total......................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
     Loans was approximately 6.510% per annum.

              CURRENT PRINCIPAL BALANCES FOR THE MORTGAGE LOANS(1)

                                                               PERCENT OF              WEIGHTED                   WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE       AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT      LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL       VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE        RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -------------   --------

50,000.01 - 100,000.00........       21     $  1,794,693.95        0.59%      6.896%      718     $   85,461.62     60.40%
100,000.01 - 150,000.00.......       32        4,219,291.03        1.40       6.512       730        131,852.84     60.33
150,000.01 - 200,000.00.......       47        8,196,286.19        2.71       6.500       721        174,389.07     59.17
200,000.01 - 250,000.00.......       57       13,046,984.01        4.32       6.488       711        228,894.46     61.90
250,000.01 - 300,000.00.......       62       17,375,533.53        5.75       6.468       705        280,250.54     67.77
300,000.01 - 350,000.00.......       73       23,893,048.94        7.91       6.411       708        327,302.04     67.63
350,000.01 - 400,000.00.......       75       28,099,722.11        9.31       6.449       717        374,662.96     67.19
400,000.01 - 450,000.00.......       55       23,286,398.99        7.71       6.521       720        423,389.07     70.78
450,000.01 - 500,000.00.......       44       20,970,439.62        6.94       6.682       719        476,600.90     71.40
500,000.01 - 550,000.00.......       39       20,660,662.67        6.84       6.578       724        529,760.58     72.15
550,000.01 - 600,000.00.......       37       21,476,761.56        7.11       6.516       709        580,453.02     70.40
600,000.01 - 650,000.00.......       43       27,226,881.24        9.02       6.513       717        633,183.28     68.80
650,000.01 - 700,000.00.......       15       10,174,100.00        3.37       6.634       711        678,273.33     73.44
700,000.01 - 750,000.00.......       18       13,096,722.32        4.34       6.534       711        727,595.68     66.60
750,000.01 - 800,000.00.......        6        4,663,900.00        1.54       6.670       682        777,316.67     64.42
800,000.01 - 850,000.00.......        8        6,680,904.17        2.21       6.387       729        835,113.02     66.75
850,000.01 - 900,000.00.......        9        7,960,500.00        2.64       6.555       709        884,500.00     65.96
900,000.01 - 950,000.00.......        4        3,712,081.51        1.23       6.436       798        928,020.38     70.00
950,000.01 - 1,000,000.00.....       17       16,723,953.00        5.54       6.411       712        983,761.94     67.94
1,000,000.01 or greater.......       20       28,695,500.00        9.50       6.473       718      1,434,775.00     59.34
                                    ---     ---------------      ------
   Total......................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

----------
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $442,748.

                                       13

             ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS(1)

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
RANGE OF ORIGINAL LOAN-TO-       MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
VALUE RATIOS (%)                   LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

10.01 - 20.00.................        1     $     98,000.00        0.03%      6.875%      816     $ 98,000.00     16.33%
20.01 - 30.00.................       12        2,678,000.00        0.89       6.229       759      223,166.67     26.73
30.01 - 40.00.................       34        9,377,850.10        3.11       6.397       712      275,819.12     36.70
40.01 - 50.00.................       57       25,380,450.38        8.41       6.376       731      445,271.06     47.05
50.01 - 60.00.................       92       49,401,315.33       16.36       6.440       719      536,970.82     56.85
60.01 - 70.00.................      160       75,889,606.74       25.13       6.466       709      474,310.04     65.41
70.01 - 80.00.................      319      136,670,404.34       45.26       6.587       715      428,433.87     78.64
80.01 - 90.00.................        6        2,311,600.00        0.77       7.012       713      385,266.67     87.44
90.01 - 100.00................        1          147,137.95        0.05       7.375       705      147,137.95     95.00
                                    ---     ---------------      ------
   Total......................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 67.39%.

             ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
ORIGINAL TERM TO STATED          MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
MATURITY (MONTHS)                 LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

360...........................      682     $301,954,364.84      100.00%      6.510%      716     $442,748.34     67.39%
                                    ---     ---------------      ------
   Total......................      682     $301,954.364.84      100.00%
                                    ===     ===============      ======

          REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS(1)

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
TO STATED MATURITY (MONTHS)       LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

301 - 360.....................      682     $301,954,364.84      100.00%      6.510%      716     $442,748.34     67.39%
                                    ---     ---------------      ------
   Total......................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Mortgage Loans was approximately 360 months.

                                       14

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
GEOGRAPHIC LOCATION               LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

Arizona.......................        6     $  2,425,349.31        0.80%      6.364%      724     $404,224.89     69.82%
Arkansas......................        1          204,623.67        0.07       6.750       672      204,623.67     80.00
California....................      456      223,899,825.82       74.15       6.493       718      491,008.39     65.62
Colorado......................        5        1,984,600.00        0.66       6.603       687      396,920.00     76.69
Connecticut...................        1          184,828.65        0.06       6.375       625      184,828.65     76.13
Delaware......................        1           67,425.00        0.02       8.000       703       67,425.00     75.00
District of Columbia..........        2          548,000.00        0.18       6.827       692      274,000.00     53.45
Florida.......................       21        6,259,662.37        2.07       6.443       727      298,079.16     69.25
Georgia.......................        7        2,106,820.00        0.70       6.551       733      300,974.29     67.81
Hawaii........................        7        3,433,000.00        1.14       6.497       729      490,428.57     65.69
Idaho.........................        1          483,000.00        0.16       7.125       767      483,000.00     71.56
Illinois......................       13        2,745,300.00        0.91       6.292       725      211,176.92     67.19
Indiana.......................        1          147,137.95        0.05       7.375       705      147,137.95     95.00
Iowa..........................        1          172,000.00        0.06       6.500       656      172,000.00     73.19
Kansas........................        1          247,900.00        0.08       6.250       735      247,900.00     80.00
Kentucky......................        2          402,000.00        0.13       5.978       704      201,000.00     80.00
Maryland......................       15        4,831,448.90        1.60       6.501       695      322,096.59     74.08
Massachusetts.................        3        1,000,100.00        0.33       6.698       727      333,366.67     63.87
Minnesota.....................        6        1,909,635.00        0.63       6.253       737      318,272.50     77.79
Missouri......................        1          129,600.00        0.04       7.500       637      129,600.00     80.00
Nevada........................       14        5,051,508.80        1.67       6.389       729      360,822.06     71.82
New Jersey....................       14        4,965,588.21        1.64       6.667       697      354,684.87     67.47
New Mexico....................        1          168,000.00        0.06       7.125       692      168,000.00     80.00
New York......................       44       19,374,210.68        6.42       6.661       694      440,322.97     73.40
North Carolina................        2          570,000.00        0.19       7.434       668      285,000.00     78.41
Ohio..........................        7        1,752,471.38        0.58       7.119       755      250,353.05     82.61
Oregon........................        6        2,148,908.29        0.71       6.666       734      358,151.38     77.08
Pennsylvania..................        3          792,200.00        0.26       6.932       681      264,066.67     77.81
Rhode Island..................        2          572,573.00        0.19       6.456       683      286,286.50     80.00
Tennessee.....................        2        1,230,000.00        0.41       6.550       647      615,000.00     81.97
Texas.........................        7        1,223,342.59        0.41       7.203       706      174,763.23     71.66
Utah..........................        4        1,029,044.30        0.34       6.673       711      257,261.08     65.11
Virginia......................       13        5,223,657.04        1.73       6.095       725      401,819.77     74.25
Washington....................       10        4,450,003.88        1.47       6.540       681      445,000.39     76.60
Wisconsin.....................        2          220,600.00        0.07       6.667       743      110,300.00     42.46
                                    ---     ---------------      ------
   Total......................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

                                       15

                MORTGAGORS' FICO SCORES FOR THE MORTGAGE LOANS(1)

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
RANGE OF FICO                    MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
CREDIT SCORES                      LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

601 - 620.....................        3     $  1,425,000.00        0.47%      6.696%      620     $475,000.00     69.30%
621 - 640.....................       39       15,089,332.72        5.00       6.777       631      386,905.97     69.34
641 - 660.....................       55       25,239,336.56        8.36       6.545       652      458,897.03     64.27
661 - 680.....................       87       35,895,989.42       11.89       6.552       670      412,597.58     67.09
681 - 700.....................      102       49,783,665.26       16.49       6.555       690      488,075.15     66.64
701 - 720.....................       82       36,840,544.41       12.20       6.540       711      449,274.93     72.06
721 - 740.....................       86       37,627,035.98       12.46       6.522       730      437,523.67     67.45
741 - 760.....................       94       41,857,296.42       13.86       6.450       750      445,290.39     71.23
761 - 780.....................       56       26,732,141.75        8.85       6.312       771      477,359.67     66.81
781 - 800.....................       50       20,471,176.32        6.78       6.429       790      409,423.53     60.36
801 - 820.....................       25        9,344,846.00        3.09       6.388       808      373,793.84     58.21
821 - 840.....................        2          738,000.00        0.24       6.529       825      369,000.00     70.27
981 - ***.....................        1          910,000.00        0.30       6.500       999      910,000.00     70.00
                                    ---     ---------------      ------
   Total......................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

----------
(1)  As of the Cut-off  Date,  the  weighted  average  FICO Credit  Score of the
     Mortgage Loans was approximately 716.

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
PROPERTY TYPE                      LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

Single Family Residence.......      409     $187,646,649.32       62.14%      6.499%      713     $458,793.76     66.52%
Planned Unit
Development (PUD).............      104       51,803,382.51       17.16       6.439       723      498,109.45     69.38
Two- to Four-Family Residence        68       32,007,105.96       10.60       6.623       715      470,692.73     67.58
Condominium...................       85       23,783,748.96        7.88       6.535       728      279,808.81     70.02
Condominium- High Rise........        8        3,542,351.00        1.17       6.745       716      442,793.88     70.21
Townhouse.....................        7        2,874,037.47        0.95       6.643       701      410,576.78     59.92
Co-op.........................        1          297,089.62        0.10       6.875       707      297,089.62     74.53
                                    ---     ---------------      ------
   Total......................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

                         PURPOSES OF THE MORTGAGE LOANS

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
LOAN PURPOSE                       LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

Refinance (Cash Out)..........      351     $145,305,839.79       48.12%      6.503%      709     $413,976.75     62.60%
Purchase......................      230      112,010,103.36       37.10       6.523       726      487,000.45     74.51
Refinance (Rate/Term).........      101       44,638,421.69       14.78       6.499       710      441,964.57     65.10
                                    ---     ---------------      ------
   Total......................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

                                       16

                    OCCUPANCY TYPES FOR THE MORTGAGE LOANS(1)

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
OCCUPANCY TYPE                     LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

Owner Occupied................      544     $251,073,897.99       83.15%      6.506%      710     $461,532.90     68.52%
Investment....................      113       38,444,935.52       12.73       6.529       734      340,220.67     60.52
Secondary Home................       25       12,435,531.33        4.12       6.528       779      497,421.25     65.85
                                    ---     ---------------      ------
   Total......................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                 LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
TYPE OF PROGRAM                    LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

Stated........................      256     $116,565,007.95       38.60%      6.589%      706     $455,332.06     71.28%
No Documentation..............      157       62,267,758.08       20.62       6.471       730      396,609.92     57.28
Full/Alternate Documentation..      119       47,814,736.04       15.84       6.342       702      401,804.50     73.25
No Ratio......................       90       45,470,265.45       15.06       6.568       726      505,225.17     66.70
No Income/ No Asset...........       37       16,809,221.61        5.57       6.384       713      454,303.29     60.13
Fast Forward..................       21       12,004,375.71        3.98       6.557       758      571,636.94     70.65
S.............................        2        1,023,000.00        0.34       6.522       727      511,500.00     76.60
                                    ---     ---------------      ------
   Total......................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

                       LOAN AGE FOR THE MORTGAGE LOANS(1)

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
RANGE OF                         MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
LOAN AGE (MONTHS)                 LOANS      OUTSTANDING      OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

0.............................      426     $189,358,169.00       62.71%      6.482%      719     $444,502.74     66.94%
1 - 5.........................      255      111,826,195.84       37.03       6.558       712      438,534.10     68.17
6 - 10........................        1          770,000.00        0.26       6.250       634      770,000.00     64.17
                                    ---     ---------------      ------
Total.........................      682     $301,954,364.84      100.00%
                                    ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was less than one month.

                                       17

                      LOAN PROGRAMS FOR THE MORTGAGE LOANS

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED   AVERAGE      AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
LOAN PROGRAM                       LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

10/1 ARM......................        1     $     73,542.59       0.02%      7.250%       636     $ 73,542.59    79.14%
10/1 LIBOR....................       53       14,969,846.45       4.96       6.498        710      282,449.93    68.58
10/1 LIBOR 30/40 Balloon......        3          601,152.02       0.20       6.875        661      200,384.01    78.14
10/1 LIBOR Interest Only......      616      282,558.298.78      93.58       6.506        716      458,698.54    67.17
10/6 LIBOR Interest Only......        9        3,751,525.00       1.24       6.731        731      416,836.11    77.42
                                    ---     ---------------     ------
   Total......................      682     $301,954,364.84     100.00%
                                    ===     ===============     ======

                  PREPAYMENT CHARGE TERMS OF THE MORTGAGE LOANS

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
ORIGINAL PREPAYMENT              MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
CHARGE TERM (MONTHS)               LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

None..........................      225     $114,574,897.59      37.94%      6.593%       719     $509,221.77    66.02%
12............................       94       41,866,362.10      13.87       6.581        712      445,386.83    67.69
24............................       59       28,898,258.39       9.57       6.498        703      489,800.99    67.56
36............................      304      116,614,846.76      38.62       6.405        717      383,601.47    68.58
                                    ---     ---------------     ------
   Total......................      682     $301,954,364.84     100.00%
                                    ===     ===============     ======

                     GROSS MARGINS FOR THE MORTGAGE LOANS(1)

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
RANGE OF GROSS                   MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
MARGINS (%)                       LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

2.001 - 2.500.................       25     $  9,468,411.00       3.14%      6.594%       729     $378,736.44    74.48%
2.501 - 3.000.................      657      292,485,953.84      96.86       6.507        715      445,184.10    67.16
                                    ---     ---------------     ------
   Total......................      682     $301,954,364.84     100.00%
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
     Loans was approximately 2.735%.

              MONTHS TO NEXT ADJUSTMENT DATE FOR THE MORTGAGE LOANS

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
RANGE OF NUMBER OF                  OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
MONTHS TO NEXT                   MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
ADJUSTMENT DATE                   LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

111 - 120.....................      579     $252,189,589.84      83.52%      6.536%       715     $435,560.60    67.36%
121 - 130.....................      103       49,764,775.00      16.48       6.374        719      483,153.16    67.53
                                    ---     ---------------     ------
   Total......................      682     $301,954,364.84     100.00%
                                    ===     ===============     ======

                                       18

                MAXIMUM MORTGAGE RATES FOR THE MORTGAGE LOANS(1)

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
MORTGAGE RATE (%)                  LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

9.501 - 10.000................        5     $  1,452,827.84       0.48%      5.000%       726     $290,565.57    80.00%
10.001 - 10.500...............        6        1,860,649.52       0.62       5.396        747      310,108.25    70.70
10.501 - 11.000...............       76       29,909,355.35       9.91       5.903        733      393,544.15    64.08
11.001 - 11.500...............      336      157,950,533.59      52.31       6.382        719      470,090.87    65.28
11.501 - 12.000...............      195       89,886,660.90      29.77       6.772        708      460,957.24    69.78
12.001 - 12.500...............       43       15,230,212.64       5.04       7.229        695      354,190.99    75.18
12.501 - 13.000...............       16        4,018,525.00       1.33       7.626        701      251,157.81    79.34
13.001 - 13.500...............        2          235,700.00       0.08       8.396        694      117,850.00    84.16
13.501 - 14.000...............        2          946,400.00       0.31       8.812        647      473,200.00    80.00
14.001 - 14.500...............        1          463,500.00       0.15       8.375        746      463,500.00    90.00
                                    ---     ---------------     ------
   Total......................      682     $301,954,364.84     100.00%
                                    ===     ===============     ======

------------
(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
     Mortgage Loans was approximately 11.519%.

                INITIAL PERIODIC RATE CAP FOR THE MORTGAGE LOANS

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
INITIAL PERIODIC                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
RATE CAP (%)                      LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

5.000.........................      678     $299,810,864.84      99.29%      6.508%       716     $442,198.92    67.28%
6.000.........................        4        2,143,500.00       0.71       6.775        750      535,875.00    82.16
                                    ---     ---------------     ------
   Total......................      682     $301,954,364.84     100.00%
                                    ===     ===============     ======

             SUBSEQUENT PERIODIC RATE CAP FOR THE MORTGAGE LOANS(1)

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
SUBSEQUENT PERIODIC              MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
RATE CAP (%)                       LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

1.000.........................       5      $  1,608,025.00       0.53%      6.672%       705     $321,605.00    71.11%
2.000.........................     677       300,346,339.84      99.47       6.509        716      443,643.04    67.37
                                   ---      ---------------     ------
   Total......................     682      $301,954,364.84     100.00%
                                   ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.995%.

                                       19

                   ORIGINATION CHANNEL FOR THE MORTGAGE LOANS

                                                               PERCENT OF              WEIGHTED                 WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
ORIGINATION CHANNEL                LOANS      OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   --------   ---------------   -----------   --------   --------   -----------   --------

Wholesale.....................      359     $142,017,963.90      47.03%      6.501%       713     $395,593.21    67.27%
Correspondent.................      239      124,707,586.16      41.30       6.527        721      521,789.06    66.92
Conduit.......................       27        9,435,137.50       3.12       6.574        724      349,449.54    76.47
Retail........................       57       25,793,677.28       8.54       6.449        701      452,520.65    66.97
                                    ---     ---------------     ------
   Total......................      682     $301,954,364.84     100.00%
                                    ===     ===============     ======

                                       20

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank,
F.S.B. or any of their affiliates.

     The IndyMac INDX Mortgage Loan Trust 2006-AR31, Mortgage Pass-Through
Certificates, Series 2006-AR31 will consist of the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5, Class A-R, Class B-1, Class B-2, Class B-3, Class
B-4, Class B-5, Class B-6 Certificates and Class P Certificates. Only the
classes of certificates listed on the cover page (all of which together are referred to as the "OFFERED CERTIFICATES") are offered by this free writing prospectus. The classes of offered certificates will have the respective initial
Class Certificate Balance and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate
Balances may vary in the aggregate by 5%.

     When describing the certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                                     CLASSES OF CERTIFICATES
-------------------------   --------------------------------------------------------------------------------

   Senior Certificates      Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates
Subordinated Certificates   Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates
Super Senior Certificates              Class A-1, Class A-3, Class A-4 and Class A-5 Certificates
   Support Certificates                                  Class A-2 Certificates
   Private Certificates                 Class B-4, Class B-5, Class B-6 and Class P Certificates

     The certificates are generally referred to as the following types:

          CLASS                                 TYPE
------------------------------   ---------------------------------
Class A-1 Certificates:          Senior/Super Senior/Variable Rate
Class A-2 Certificates:            Senior/Support/Variable Rate
Class A-3 Certificates:          Senior/Super Senior/Variable Rate
Class A-4 Certificates:          Senior/Super Senior/Variable Rate
Class A-5 Certificates:          Senior/Super Senior/Variable Rate
Class A-R Certificates:                Senior/REMIC Residual
Subordinated Certificates:           Subordinate/Variable Rate

                                       21

Class P Certificates:                   Prepayment Charges

     The Class P, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together sometimes referred to as the "PRIVATE CERTIFICATES") are not offered by this free writing prospectus. The initial Class Certificate Balances of the private certificates are set forth in this free writing prospectus under
"Summary--Description of the Certificates." The pass-through rate for each class of private certificates other than the Class P Certificates will be calculated as described under "--Interest" in this free writing prospectus. The Class P
Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%. Any information contained in this free writing prospectus with respect to the Class P, Class B-4, Class B-5 and Class B-6
Certificates is provided only to permit a better understanding of the offered certificates.

     The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any
Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

          o    all amounts previously distributed to holders of certificates of that class as distributions of principal, and

          o    the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent
Recoveries on the Mortgage Loans distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

     The senior certificates will have an initial aggregate Class Certificate
Balance of approximately $281,421,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately
93.20%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.40%, 1.55%, 0.95%, 1.20%,
0.40% and 0.30%, respectively.

     The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R
Certificates will be issued in a denomination of $100.

BOOK-ENTRY CERTIFICATES

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the
Book-Entry Certificates ("CERTIFICATE OWNERS") will hold their Book-Entry
Certificates through The Depository Trust Company ("DTC") in the United States,
or, upon request, through Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("EUROCLEAR") in Europe, if they are participants of such systems, or indirectly through organizations that are

                                       22

participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT
DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $100,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry
Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry
Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive
Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate
Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC Participant and on
the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC
Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates.
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and
Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry
Certificates will be executed through DTC and the accounts of the respective
Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or

                                       23

through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC
Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC
Rules.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Clearstream, Luxembourg International currently has 92 shareholders, including
U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream,
Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is
"Clearstream" With effect from January 14, 2000 New CI has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg
Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such

                                       24

is subject to regulation by the Commission de Surveillance du Secteur Financier,
"CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream,
Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has
established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of
Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the
Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through
Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of
Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate
Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the
Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

                                       25

     Monthly and annual reports on the issuing entity provided by the trustee to
Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates of such
Certificate Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the
Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51%
of the voting rights (as defined in the pooling and servicing agreement)
evidenced by the offered certificates advise the trustee and DTC through the
Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or before the closing date, the Servicer will establish an account (the
"CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the
Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate
Account for purposes set forth in the pooling and servicing agreement. See "The
Agreements--Payments on Issuing Entity Assets--Deposits to Security Account" in
the prospectus. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such amounts in the
Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.
There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage
Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "--Reports to
Certificateholders" in this prospectus

                                       26

supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the
Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account. All funds in the Certificate Account will be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized from investment of funds in the Certificate
Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

     Distribution Account. Funds on deposit in the Distribution Account will not be invested.

                                       27

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

 TYPE / RECIPIENT (1)                   AMOUNT                   GENERAL PURPOSE                SOURCE (2)                FREQUENCY
----------------------  ---------------------------------------  ---------------  ------------------------------------  ------------

FEES

Servicing Fee /         0.375% per annum of the Stated           Compensation     Interest collected with respect to         Monthly
Servicer                Principal Balance of each Mortgage Loan                   each Mortgage Loan and any
                        (3)                                                       Liquidation Proceeds or Subsequent
                                                                                  Recoveries that are allocable to
                                                                                  accrued and unpaid interest (4)

Additional Servicing    o    Prepayment Interest Excess          Compensation     Interest collections with respect to  Time to time
Compensation /                                                                    each Mortgage Loan
Servicer
                        o    All late payment fees, assumption   Compensation     Payments made by obligors with        Time to time
                             fees and other similar charges                       respect to the Mortgage Loans
                             (excluding prepayment charges)

                        o    All investment income earned on     Compensation     Investment income related to the           Monthly
                             amounts on deposit in the                            Certificate Account
                             Certificate Account.

                        o    Excess Proceeds (5)                 Compensation     Liquidation Proceeds and Subsequent   Time to time
                                                                                  Recoveries

Trustee Fee / trustee   0.0085% per annum of the Stated          Compensation     Amounts in respect of interest on          Monthly
                        Principal Balance of each Mortgage Loan                   the Mortgage Loans
EXPENSES

Insurance expenses /    Expenses incurred by the Servicer        Reimbursement    To the extent the expenses are        Time to time
Servicer                                                         of Expenses      covered by an insurance policy with
                                                                                  respect to the Mortgage Loan

Servicing Advances /    To the extent of funds available, the    Reimbursement    With respect to each Mortgage Loan,   Time to time
Servicer                amount of any advances.                  of Expenses      late recoveries of the payments of
                                                                                  the costs and expenses, Liquidation
                                                                                  Proceeds, Subsequent Recoveries,
                                                                                  purchase proceeds or repurchase
                                                                                  proceeds for that Mortgage Loan (6)

                                       28

 TYPE / RECIPIENT (1)                   AMOUNT                   GENERAL PURPOSE                SOURCE (2)                FREQUENCY
----------------------  ---------------------------------------  ---------------  ------------------------------------  ------------

Indemnification         Amounts for which the seller, the        Indemnification  Amounts on deposit on the                  Monthly
expenses/ the Seller,   Servicer and the depositor are entitled                   Certificate Account on any
the Servicer and the    to indemnification (7)                                    Distribution Account Deposit Date,
depositor                                                                         following the transfer to the
                                                                                  Distribution Account

(1)  If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements -- Amendment" in the prospectus.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the
     Servicer) prior to distributions on the certificates.

(3)  The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum.
     The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)  The Servicing Fee is payable from interest collections on the Mortgage
     Loans, but may be paid from any other amounts on deposit in the Certificate
     Account, if interest collections are insufficient to pay the Servicing Fee.

(5)  "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and
     Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the
     Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)  Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds,
     Subsequent Recoveries, purchase proceeds or repurchase proceeds for that
     Mortgage Loan.

(7)  Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

                                       29

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in October 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for any class of certificates is the last business day of the month immediately preceding the month of such Distribution
Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities;
provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from
Available Funds for such Distribution Date, and, distributions on the subordinated certificates will be based on any remaining Available Funds for such Distribution Date, after giving effect to distributions on the classes of senior certificates in the following order of priority:

          o    to current and unpaid interest on each class of senior
               certificates, pro rata, based on their respective interest distribution amounts;

          o    to principal on the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under
               "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on those classes on the Distribution Date;

          o    to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to the limitations set forth in this free writing prospectus under "Description of the
               Certificates--Principal;" and

          o    any remaining amounts to the Class A-R Certificates.

     "AVAILABLE FUNDS" for any Distribution Date will be equal to the sum of

          o    all scheduled installments of interest (net of the Expense Fees)
               and principal due on the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

          o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage
               Loans, to the extent the proceeds are not applied to the
               restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of
               unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any
               Subsequent Recoveries with respect to the Mortgage Loans;

          o    all partial or full prepayments with respect to the Mortgage
               Loans received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest; and

                                       30

          o    amounts received with respect to the Distribution Date as the
               Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the
               Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the
Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     The classes of offered certificates will have the respective pass-through rates described below.

     The pass-through rate for the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5 and Class A-R Certificates and for each class of Subordinated
Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage
Rate of the Mortgage Loans. The pass-through rate for the those Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.126105% per annum.

     The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for any Distribution Date
means a per annum rate equal to the average of the adjusted net mortgage rate of the Mortgage Loans, weighted on the basis of their respective Stated Principal
Balances as of the Due Date in the month prior to the month in which such
Distribution Date occurs (after giving effect to prepayments received in the
Prepayment Period related to that prior Due Date).

     On each Distribution Date, to the extent of funds available, each interest bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION
AMOUNT" for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution
Dates and not subsequently distributed (which are called "UNPAID INTEREST
AMOUNTS").

     With respect to each Distribution Date "INTEREST ACCRUAL PERIOD" will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls.
With respect to any Distribution Date, the "NET INTEREST SHORTFALL" is equal to the sum of:

          o    any net prepayment interest shortfalls for that Distribution Date
               and

          o    the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a
               Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt
               Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing classes of certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or any similar state or local laws.

     With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment

                                       31

Period exceeds the Compensating Interest for that Distribution Date. A
"PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal
Balance of the Mortgage Loan.

     If on any Distribution Date, Available Funds in the Certificate Account
applied in the order described above under "-- Priority of Distributions Among
Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next
Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     Principal Amount. On each Distribution Date, the Principal Amount will be distributed as principal with respect to the senior certificates in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of:

     (a)  all monthly payments of principal due on each Mortgage Loan on the related Due Date,

     (b)  the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the
          Mortgage Loan in lieu of refinancing,

     (c)  the Substitution Adjustment Amount in connection with any deleted
          Mortgage Loan received with respect to the Distribution Date,

     (d)  any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage
          Loans received during the calendar month preceding the month of the
          Distribution Date,

     (e)  with respect to each Mortgage Loan that became a Liquidated Mortgage
          Loan during the calendar month preceding the month of the Distribution
          Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

     (f)  all partial and full principal prepayments by borrowers on the
          Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage
          Loans that was repurchased due to modification of the Mortgage Loan in lieu of refinancing, and

     (g)  (A) any Subsequent Recoveries with respect to the Mortgage Loans received during the calendar month preceding the month of the
          Distribution Date, or (B) with respect to Subsequent Recoveries that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior
          Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution
          Date.

     Senior Principal Distribution Amount. On each Distribution Date, the
Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following priority:

     (i)  to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

                                       32

     (ii) concurrently:

               (x) 45.5339509134% to the Class A-1 and Class A-2 Certificates,
               pro rata, until their respective Class Certificate Balances are reduced to zero; and

               (y) 54.4660490866% sequentially, to the Class A-3, Class A-4 and
               Class A-5 Certificates, in that order, until their respective
               Class Certificate Balances are reduced to zero.

     The capitalized terms used in this free writing prospectus have the following meanings:

     "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "POOL PRINCIPAL
BALANCE" equals the aggregate Stated Principal Balance of the Mortgage Loans.

     The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of

          (i) the applicable Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that
          Distribution Date,

          (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution
          Date, the lesser of

               (a) the Senior Percentage of the Stated Principal Balance of the
               Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

               (b) either

                    (x)  if no Excess Losses were sustained on a Liquidated
                         Mortgage Loan during the preceding calendar month, the
                         Senior Prepayment Percentage of the amount of the
                         liquidation proceeds allocable to principal received on
                         the Mortgage Loan or

                    (y)  if an Excess Loss was sustained on the Liquidated
                         Mortgage Loan during the preceding calendar month, the
                         Senior Percentage of the amount of the liquidation
                         proceeds allocable to principal received on the
                         Mortgage Loan, and

          (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount and the
          Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal
Distribution Amount will be reduced on the related Distribution Date by the
Senior Percentage of the principal portion of the Bankruptcy Loss.

     The "SENIOR PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class
Certificate Balance of the senior certificates immediately before the
Distribution Date and the denominator of which is the aggregate Class
Certificate Balance of all classes of certificates immediately prior to such
Distribution Date.

                                       33

     For any Distribution Date, the "SUBORDINATED PERCENTAGE" is the difference between 100% and the Senior Percentage on such Distribution Date.

     The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%.
Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "SUBORDINATED PREPAYMENT PERCENTAGE" as of any
Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:
for any Distribution Date in the first year thereafter, the related Senior
Percentage plus 70% of the Subordinated Percentage for the Distribution Date;
for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for
any Distribution Date in the third year thereafter, the related Senior
Percentage plus 40% of the Subordinated Percentage for the Distribution Date;
for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and
for any Distribution Date thereafter, the Senior Percentage for the Distribution
Date (unless on any Distribution Date the Senior Percentage exceeds the initial
Senior Percentage, in which case such Senior Prepayment Percentage for the
Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

          o    the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six-month period), (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage
               Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six-month period), as a percentage of the aggregate
               Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

          o    cumulative Realized Losses on the Mortgage Loans do not exceed

               o    commencing with the Distribution Date on the seventh
                    anniversary of the first Distribution Date, 30% of the
                    aggregate Class Certificate Balance of the subordinated
                    certificates as of the closing date (the "ORIGINAL
                    SUBORDINATE PRINCIPAL BALANCE"),

               o    commencing with the Distribution Date on the eighth
                    anniversary of the first Distribution Date, 35% of the
                    original subordinate principal balance,

               o    commencing with the Distribution Date on the ninth
                    anniversary of the first Distribution Date, 40% of the
                    original subordinate principal balance,

               o    commencing with the Distribution Date on the tenth
                    anniversary of the first Distribution Date, 45% of the
                    original subordinate principal balance, and

               o    commencing with the Distribution Date on the eleventh
                    anniversary of the first Distribution Date, 50% of the
                    original subordinate principal balance.

     Notwithstanding the preceding paragraphs, if (x) on or before the
Distribution Date in September 2009, the Subordinated Percentage is at least
200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage will equal the

                                       34

Senior Percentage for that Distribution Date plus 50% of an amount equal to 100%
minus the Senior Percentage for that Distribution Date and (y) after the
Distribution Date in September 2009, the Subordinated Percentage is at least
200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "TWO TIMES TEST"), the Senior Prepayment Percentage will equal the related Senior Percentage.

     If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal in the percentages required above would reduce the outstanding Class Certificate
Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment
Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date,
will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal
Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination
Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "APPLICABLE CREDIT
SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE
CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the
"RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the
subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1................   4.40%
Class B-2................   2.85%
Class B-3................   1.90%
Class B-4................   0.70%
Class B-5................   0.30%
Class B-6................   0.00%

     The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
will equal the sum of:

          o    the Subordinated Percentage of all amounts described in clauses
               (a) through (d) of the definition of Principal Amount and that
               Distribution Date,

                                       35

          o    for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution
               Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior
               Principal Distribution Amount up to the Subordinated Percentage
               of the Stated Principal Balance of the Mortgage Loan, as of the
               Due Date in the month preceding the month of that Distribution
               Date, and

          o    the Subordinated Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount and that Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution
Date, the holders of the Class A-R Certificates will be entitled to receive any
Available Funds remaining after distribution of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, any Realized Loss on the Mortgage Loans, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero. Any additional
Realized Losses, other than Excess Losses, will be allocated first, to the Class
A-2 Certificates until its Class Certificate Balance is reduced to zero, and second, concurrently to the Class A-1, Class A-3, Class A-4 and Class A-5
Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     On each Distribution Date, Excess Losses on the Mortgage Loans will be allocated among the classes of senior certificates and the subordinated certificates (other than the Class P Certificates), pro rata, based on their
Class Certificate Balances.

     The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the Class
Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated
Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the
Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss
Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of
Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are
Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the
Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage
Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit
Enhancement--Special Hazard Insurance Policies."

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     "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of receipt of such recoveries.

     The pooling and servicing agreement does not permit the allocation of
Realized Losses to the Class P Certificates.

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